SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

2003 Long Term Incentive Plan

On April 19, 2006, C. R. Bard, Inc. (the “Company”) held its 2006 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the amendment and restatement of the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (the “Incentive Plan”) to increase the number of shares of common stock authorized to be issued under the Incentive Plan by 2,500,000 shares, for a total of 12,500,000 authorized shares under the Incentive Plan and to make certain other modifications that are not material. The Board of Directors of the Company previously approved the amendment and restatement of the Incentive Plan on February 8, 2006, subject to the approval of the Company’s shareholders. The purpose of the Incentive Plan is to provide a variety of long term incentive awards to attract and retain qualified employees.

2005 Directors’ Stock Award Plan

At the Annual Meeting held on April 19, 2006, the Company’s shareholders also approved the amendment and restatement of the 2005 Directors’ Stock Award Plan of C.R. Bard, Inc. (the “Stock Award Plan”) to increase the number of shares of common stock authorized to be issued under the Stock Award Plan by 100,000 shares, for a total of 350,000 authorized shares under the Stock Award Plan and to make certain other modifications that are not material. The Board of Directors of the Company previously approved the amendment and restatement of the Stock Award Plan on February 8, 2006, subject to the approval of the Company’s shareholders. The purpose of the Stock Award Plan is to attract and retain highly qualified individuals to serve as directors of the Company and to more closely align the directors’ compensation with the Company’s performance and the shareholders’ interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and
Chief Financial Officer

April 24, 2006